                                                                   Exhibit 10.23


                              EMPLOYMENT AGREEMENT

          This AGREEMENT (the "Agreement") is made as of August 31, 1998 (the "Effective Date"), by and between SC/NE, LLC, a Delaware limited liability company with its headquarters located in New York, New York (the "Company"), and Roger Brossy (the "Executive"). In consideration of the mutual covenants contained in this Agreement, the Company and the Executive agree as follows:

     1. EMPLOYMENT. Commencing on the Effective Date, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company on the terms and conditions set forth in this Agreement.

     2. CAPACITY. During the Term (as hereinafter defined), the Executive shall initially serve the Company as the Senior Managing Principal. The Executive shall also serve the Company in such other or additional offices as the Executive may be requested by the Leadership Council of the Company. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Company consistent with his status as a Principal as may be assigned or delegated to the Executive from time to time by or under the direction and supervision of the Leadership Council. The Company will not provide any financial consulting services which could result in it being defined as an Investment Advisor, as defined in Section 202(a)(ii) of the Investment Advisors Act of 1940 or Section 2(a)(20) of the Investment Company Act of 1940; an Investment Company as defined in Section 3(a) of the Investment Company Act; or a Broker or Dealer as defined in Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3. TERM. Subject to the provisions of Section 6, the term of employment under this Agreement (the "Term") shall be for two (2) years from the Effective Date and shall automatically renew for periods of one (1) year commencing at the second anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Executive or the Company, acting through its Leadership Council, gives written notice to the other not less than sixty (60) days prior to the date of any such anniversary of such party's election not to extend the Term or, if at such time Nextera Enterprises, L.L.C., a Delaware limited liability company ("Nextera"), has a policy of not extending employment agreements to all or a designated class (reasonably consistent with business operations) of its executives into which the Executive falls, Nextera may give the written nonrenewal notice as described above. In the event Nextera so elects to not renew this Agreement and the Executive's employment is not terminated, thereafter the Executive shall be entitled to the severance benefits which Nextera has reasonably implemented as a firm-wide policy for all or most of its executives; provided, however, that such severance benefits shall not be materially inconsistent with the severance benefits that had been provided under this Agreement in the case of nonrenewal by the Company.

     4. COMPENSATION AND BENEFITS. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

          (a) SALARY. During the Term for all services rendered by the Executive under this Agreement, the Company shall pay the Executive a salary (the "Salary") at the annual rate of

Two Hundred Fifty Thousand Dollars ($250,000) subject to increase from time to time at the discretion of the Leadership Council or the Compensation Committee of the Leadership Council (the "Compensation Committee"). The Salary shall be payable in periodic installments in accordance with the Company's usual practice for its senior executives.

          (b) BONUS. The Executive shall be entitled to participate in the Annual Incentive Plan to be adopted by the Company as of the date hereof in the form attached as "SCHEDULE 1" hereto and in any successor annual incentive programs if established by the Company. The Executive's annual bonus shall be determined under the Annual Incentive Plan, and the Executive shall have an initial annual target bonus equal to sixty percent (60%) of his annual Salary.

          (c) REGULAR BENEFITS. The Executive shall also be entitled to participate in the plans listed on "SCHEDULE 2" hereto and any other employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, pension plans, profit sharing plans, vacation plans, expense reimbursement plans and other benefit plans which the Company, may from time to time have in effect for all or most of its senior executives (collectively, "Benefits"). Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Company, applicable law and the discretion of the Leadership Council, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Company to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time, provided, however, the Benefits offered to the Executive shall be substantially similar to those Benefits extended to the Executive by Sibson & Company, L.P., a Delaware limited partnership (the "Partnership") immediately prior to the date hereof, provided further that at any time (i) Nextera may in its sole discretion cause the Company (A) to modify or terminate any Benefits provided to the Executive as Nextera deems necessary to provide that any employee Benefit plan and related trust intended to be qualified and exempt under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, respectively, shall be so qualified and exempt, or (B) to otherwise comply with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (or other applicable law) and (ii) the Leadership Council may terminate such Benefits in its discretion. In the event that any Benefits are terminated or materially reduced pursuant to clause (i) above, the Company shall provide the Executive with other Benefits or one or more cash payments which in the aggregate on an after-tax basis are equal to the value of such terminated or materially-reduced Benefits through the date of the Executive's termination of employment.

          (d) PAST SERVICE. The Executive shall be credited with all past service with the Partnership in the calculation of all benefits and for all other relevant purposes whatsoever where past service or seniority shall be considered, subject to any regulatory limitations. For purposes of the preceding sentence, the Executive shall be deemed to have begun employment with the Company on the date the Executive began employment with the Partnership or its predecessors, as applicable.

          (e) OTHER INTEREST.

          (i) The Company, Nextera and the Executive agree that on the Effective Date Nextera shall issue and the Executive shall purchase 1,554 Class A Common Units of Nextera (the "Class A Common Units") at a purchase price of $0.14 per Class A Common Unit. Such Class A Common Units are referred to herein as "Purchased Units" and individually as a "Purchased Unit." Nextera hereby represents and warrants that the Purchased Units to be sold to the Executive have been duly authorized, and when issued to and paid for by the Executive will be validly issued, fully paid and nonassessable.

          Within 30 days from the Effective Date (the "Valuation Date"), the Executive and Nextera shall agree on the fair market value of such Purchased Units (the "Agreed Value"). Within 15 days of the Valuation Date, Nextera shall pay to the Executive, as a compensation bonus, cash in an amount equal to the Executive's federal, state, and local income tax on the portion of the Agreed Value of such Purchased Units which is in excess of $.70 per Purchased Unit (the "Excess Value"). The Executive's federal, state, and local income tax on the Excess Value shall be computed by taking into account the highest personal income tax rate on ordinary income for federal purposes and for the state and locality where the Executive has his tax home, taking into consideration the deduction for federal income tax purposes of the state and local income taxes paid, and, if applicable, the deduction for state income tax purposes of the local income taxes paid. Additionally, on the same date that the compensation bonus described above is paid to the Executive, Nextera shall pay to the Executive, as an additional compensation bonus, the amount of cash necessary to "gross-up" the compensation bonus described above such that after the Executive pays his federal, state, and local income taxes on the two compensation bonuses, he will have enough cash remaining to pay his federal, state, and local income tax on the Excess Value. If any taxing authority challenges the Agreed Value, then Nextera shall indemnify Executive for (i) any reasonable costs and expenses incurred in defending against such challenge and (ii) any additional tax liability incurred by Executive (including any interest and penalties) if such challenge results in a higher value of such Purchased Units than the Agreed Value, and such indemnification shall be "grossed-up" using the "gross-up" procedure described directly above.

          (ii) The Executive represents as of the date hereof that the Executive is an "accredited investor" as such term is defined by Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Executive has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Nextera so that he is capable of evaluating the merits and risks of acquiring Purchased Units in connection with this Agreement and has the capacity to protect his own interests. The Executive must bear the economic risk of holding the Purchased Units indefinitely unless such securities are registered pursuant to the Securities Act, or an exemption from registration is available for the disposition thereof.

          (iii) The Executive is acquiring the Purchased Units for his own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Purchased Units acquired have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Executive's representations as expressed herein.

          (iv) The Executive understands that no public market now exists for any of the securities issued by Nextera and that Nextera has not made any assurances that a public market will ever exist for such securities.

          (v) The Executive has received and read the Nextera Operating Agreement, Nextera business plan and financial statements and has had an opportunity to discuss Nextera's business, management and financial affairs with its management. The Executive has also had an opportunity to ask questions of and receive answers from officers of Nextera regarding the terms and conditions of acquiring the Purchased Units, which questions were answered to the Executive's satisfaction.

          (vi) The residence of the Executive in which his investment decision was made is set forth next to the Executive's name on the signature page hereto.

          (vii) Additionally, the Executive may participate in any additional option or similar incentive plans which the Company and/or Nextera shall have in effect from time to time for the benefit of all or most of its executive employees.

          (f) VACATION. The Executive's vacation entitlement shall be the same as the policy of the Partnership immediately prior to the date hereof.

          (g) TAXATION OF PAYMENTS AND BENEFITS. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and Benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          (h) EXCLUSIVITY OF SALARY AND BENEFITS. The Executive shall not be entitled to any payments or benefits other than those provided under this Agreement (other than customary business expense reimbursements submitted and approved in accordance with Company policy).

     5. EXTENT OF SERVICE. During the Executive's employment under this Agreement, the Executive shall, subject to the direction and supervision of the Leadership Council or the Senior Managing Principal, devote substantially all of the Executive's business time, and use his best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Leadership Council which approval shall not be unreasonably withheld; provided that nothing in this Agreement shall be construed as preventing the Executive from:

          (a) investing the Executive's assets in any company or other entity in a manner not prohibited by the Non-Compete, Non Solicitation, Proprietary Information,

Confidentiality and Inventions Agreement referred to in Section 7(a) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

          (b) engaging in religious, charitable or other community or non-profit activities that do not materially impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.

     6. TERMINATION AND TERMINATION BENEFITS. Notwithstanding the provisions of
Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

          (a) Termination by the Company for Cause.

               (i) The Executive's employment under this Agreement may be terminated for cause without further liability on the part of the Company effective immediately upon a vote of the Leadership Council and written notice to the Executive. Subject to Section 6(h), only the following shall constitute "cause" for such termination:

                    (A) material dishonest statements or acts of the Executive with respect to the Company or any affiliate of the Company;

                    (B) conviction of the Executive for (x) a felony or (y) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; or

                    (C) willful and material breach of this Agreement by the
               Executive, gross negligence, willful misconduct or willful failure or refusal of the Executive to comply with explicit directions of the Leadership Council which directions are consistent with Section 2 of this Agreement, in each instance after fifteen (15) days written notice and an opportunity to cure.

               (i) In making any determination under this Section 6(a), the Leadership Council shall act fairly and in good faith and shall give the Executive an opportunity to appear and be heard at a meeting of the Leadership Council and present evidence on his behalf.

          (b) TERMINATION BY THE EXECUTIVE. The Executive's employment under this Agreement may be terminated by the Executive by written notice to the Leadership Council at least sixty (60) days prior to such termination.

          (c) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE WITH GOOD REASON. Subject to the payment of Termination Benefits pursuant to Section 6(d), the Executive's employment under this Agreement may be terminated by the Company without cause upon written notice to the Executive by a vote of the Leadership Council or by the Executive with Good Reason (as defined in Section 8(b)) upon written notice to the Leadership Council.

          (d) CERTAIN TERMINATION BENEFITS. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Company pursuant to Section 6(c) above or Section 6(g) below, the Company shall provide to the Executive the following termination benefits ("Termination Benefits"):

               (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a); and

               (ii) (A) a bonus for the year in which the termination occurs pro rata for the period of service in such year, based upon the bonus amount, if any, paid to the Executive pursuant to the Annual Incentive Plan described in Section 4(b) for the year preceding the year in which the termination of employment occurs, or if the termination occurs prior to the initial determination of a bonus pursuant to the Annual Incentive Plan, based upon the bonus paid to the Executive by the Partnership for the year ended December 31, 1997 (such applicable amount being the "Applicable Bonus") and (B) payments at an annual rate based upon the Applicable Bonus to be paid monthly during the period set forth in subsection (iv) below; and

               (iii) continuation of all Benefits to the extent authorized by and consistent with 29 U.S.C. ss.1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such Benefits shared in the same relative proportion by the Company and the Executive as in effect on the date of termination.

               (iv) The Termination Benefits set forth in (i), (ii)(B) and (iii) above shall continue effective until the later of (x) the expiration of the initial Term assuming employment of the Executive had not been terminated for the initial two-year period of this Agreement (but not including any renewals that have not yet occurred) or (y) one (1) year from the date of the termination of the Executive's employment and will include such payments for accrued vacation pay and any similar items required by law. Notwithstanding the foregoing, nothing in this
          Section 6(d) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled to COBRA continuation after the Executive's right to cost sharing under Section 6(d)(iii) ceases.

               (v) In the event of the termination of the Executive's employment with the Company pursuant to Section 6(c) above any options exercisable for Class A Common Units granted to the Executive under the Executive's Equity Participation Agreement which are not vested at that time shall be deemed to have vested to the extent of fifty percent (50%) of such remaining unvested portion.

              In addition to the foregoing, in the event of the termination of the Executive's employment with the Company for any reason, the Executive shall be entitled to payment of any accrued and unpaid Benefits for which the Executive may otherwise be vested or entitled in accordance with the terms of the applicable plans governing such Benefits and to payment for reimbursable expenses under applicable Company policy within thirty (30) days of termination.

          (e) DISABILITY. At the election of the Leadership Council, this Agreement shall terminate on such date as may be selected by the Leadership Council after the Executive shall have failed to render and perform the services required of him under this Agreement during any period of 90 days within any 120 day period during the Term because of physical or mental disability. In the event of such termination, the Company shall have no further obligation for the payment of compensation or benefits hereunder, except (i) for compensation accrued and unpaid through the termination date and (ii) the payment of any disability insurance to which the Executive may be entitled. If there should be any dispute between the parties as to the Executive's physical or mental incapacity or disability pursuant to this Section 6(e), such question shall be settled by the opinion of an impartial reputable physician agreed upon for this purpose by the parties or their representatives, or failing agreement within ten
(10) days after a written request therefor by any party to the other party, one selected in accordance with the rules of the American Arbitration Association. The certificate of such physician as to the matter in dispute shall be final and binding on the parties.

          (f) DEATH. In the event of termination as a result of the Executive's death, the Company shall have no further obligation to the Executive's representatives and heirs hereunder.

          (g) FAILURE TO RENEW AGREEMENT. In the event the Company or Nextera elects not to extend the term of this Agreement as permitted by Section 3 and the Executive's employment is terminated, (i) that portion of Executive's options exercisable for Class A Common Units granted to the Executive under the Executive's Equity Participation Agreement which are not vested at that time shall be deemed to have vested to the extent of fifty percent (50%) of such remaining unvested portion, and (ii) the Executive shall be entitled to the other Termination Benefits described in Section 6(d).

          (h) LEAVE OF ABSENCE UPON INDICTMENT. Upon indictment of the Executive for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made), the Leadership Council, at its option, may place the Executive on a paid leave of absence from employment for a period of up to six (6) months from such election. At the end of the six (6) month period if the indictment is pending, the Leadership Council may terminate the Executive for "cause" effective immediately upon a vote of the Leadership Council and written notice to the Executive without further liability on the part of the Company. In making any determination under this Section 6(h), the Leadership Council shall act fairly and in good faith and shall give the Executive an opportunity to appear and be heard at a meeting of the Leadership Council or any committee thereof and present evidence on his behalf.

          (i) REMOVAL FROM OFFICE AS SENIOR MANAGING PRINCIPAL. Notwithstanding the foregoing, the Executive may be removed from office as Senior Managing Principal and his employment may be terminated in accordance with the terms and provisions of Section 3.19 of the Limited Liability Company Agreement of the Company. Other than as set forth in the Limited Liability Company Agreement of the Company, any termination of the Executive's employment under this Section 6(i) shall be without further liability on the part of the Company. In the event the Executive is removed from office as Senior Managing Principal but his employment is not also terminated, this Agreement shall be terminated and shall be replaced with a written employment agreement with substantially similar terms and conditions (including the then existing Term) as was provided to the Executive hereby, other than the status of Senior Managing Principal.

     7. NON-COMPETE, NON-SOLICITATION, PROPRIETARY INFORMATION, CONFIDENTIALITY AND INVENTIONS AGREEMENTS.

          (a) The Executive agrees to sign the Nextera Non-Compete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreement, a copy of which is attached hereto as Exhibit "A."

          (b) LITIGATION AND REGULATORY COOPERATION. During the Executive's employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or Nextera which relate to events or occurrences that transpired while the Executive was employed by the Company, the Partnership or the Partnership's predecessors provided, however, that the Executive shall be permitted to give testimony and appear as a witness in any proceeding in which such testimony or appearance is required by law. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During the Executive's employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Executive also agrees to provide reasonable cooperation to the Company on matters of the type described in this
Section 7(b) after termination of the Executive's employment. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this
Section 7(b).

          (c) INJUNCTION. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Section 7, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     8. CHANGE OF CONTROL.

          (a) Change of Control shall mean the occurrence of one or more of the following events:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act (other than any fiduciary holding securities under an employee benefit plan of the Company, any member of the KU Control Group (as defined in the Nextera Operating Agreement as amended by the First Amendment to the

          Nextera Operating Agreement (the "First Amendment")), or any Controlled Affiliate (as defined in the First Amendment) of the KU Control Group (x) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or Nextera, representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company or Nextera, or (y) has the right, directly or indirectly, by ownership of voting securities, contract or otherwise, to elect a majority of the members of the Board of Directors of Nextera; or

               (ii) persons who, as of the Effective Date, constituted the Board of Directors of Nextera (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of Nextera provided that any person becoming a member of the Board of Directors of Nextera subsequent to the Effective Date whose election was approved by at least a majority of the members then comprising the Incumbent Board shall, for purposes of this Section 8(ii), be considered a member of the Incumbent Board, and further provided that any person or persons becoming a member of the Board of Directors of Nextera subsequent to the Effective Date who was nominated by the Board of Directors of Nextera or the governing body of any Controlled Affiliate of the KU Control Group shall, for purposes of this Section 8(ii), be considered a member of the Incumbent Board, as applicable; or

               (iii) the members or stockholders of the Company or Nextera approve a merger or consolidation of the Company or Nextera with any other corporation or other entity, other than (1) a merger or consolidation which would result in the voting securities of the Company or Nextera outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company or Nextera or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or Nextera (or similar transaction) in which no "person" or "group" (as defined in Section 8(a)(i) above) (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any member of the KU Control Group (as defined in the First Amendment), or any Controlled Affiliate of the KU Control Group) acquires more than fifty percent (50%) of the combined voting power of the Company's or Nextera's then outstanding securities; or

               (iv) the members or stockholders of the Company or Nextera approve a plan of complete liquidation of the Company or Nextera or an agreement for the sale or disposition by the Company or Nextera of all or substantially all of the assets of the Company or Nextera.

               Notwithstanding the foregoing, for purposes of this Agreement,
(i) a transfer (whether pursuant to a sale or otherwise) of all or a portion of the stock or membership interests of the Company or Nextera or a transfer (whether pursuant to a sale or otherwise) of all or a portion of the assets of the Company or Nextera to an entity controlled by or under common control with Nextera shall not be deemed to be a Change of Control and (ii) the Incorporation

Transaction (as defined in that certain Share Exchange Agreement dated as of the date hereof by and among Nextera and the other parties named therein) shall not be deemed to be a Change of Control.

          (b) TERMINATION DUE TO CHANGE OF CONTROL. In the event that during the period of Executive's active employment with the Company, there is a Change of Control, as defined above, and within six (6) months of the date upon which Executive receives notice of the event of Change of Control, Executive's employment is terminated by the Company without cause or by the Executive for Good Reason (as defined below), then the Company shall provide the Executive with the Termination Benefits described in Section 6(d). For purposes of this Agreement, "Good Reason" shall mean, without the Executive's written consent, the occurrence of any of the following circumstances:

               (i) the assignment to the Executive of any duties substantially inconsistent and adverse with the position of a Principal in the Company, without regard to any change with respect to titles or special functions (including Senior Managing Principal) that the Executive may hold from time to time;

               (ii) in the event of a Change of Control, the assignment to the Executive of any duties substantially inconsistent and adverse with the position in the Company that the Executive held immediately prior to the Change of Control, or a significant adverse alteration in the nature or status of the Executive's responsibilities or the conditions of the Executive's employment from those in effect immediately prior to such Change of Control;

               (iii) the Company's reduction of the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company;

               (iv) the relocation of the Company's offices at which the Executive is principally employed to a location more than 25 miles from such location (or, if the office at which the Executive is principally employed is in the Manhattan business district of New York, New York, the relocation to a location outside the Manhattan business district) or the Company's requiring the Executive to be based anywhere other than the Company's offices at such location except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

               (v) the Company's failure to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

               (vi) the Company's failure to continue in effect any material compensation or benefit plan in which the Executive participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the Company's failure to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants;

               (vii) the Company's failure to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's life insurance, medical, health and accident, or disability plans in which the Executive participates, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy; or

               (viii) in the event of a Change of Control, a successor to the Company or Nextera does not expressly assume the obligations of the Company or Nextera, as applicable, under this Agreement.

          9. REPURCHASE OPTION. Capitalized terms used in this Section 9 and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Stockholders Agreement and the Nextera Operating Agreement as amended by the First Amendment.

               The Executive agrees to be bound by Section 6.4 of the Nextera Operating Agreement and Section 4.4 of the Stockholders Agreement, subject in each case to the provisions of this Section 9. In the event that Nextera exercises the Repurchase Option during the period following the Effective Date of the First Amendment and prior to expiration of the non-solicitation period (the "Applicable Period") contained in the Executive's Non-Compete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreement (the "Non-Solicitation Agreement"), if the Executive does not breach any provision of this Agreement or the Non-Solicitation Agreement, then the Executive shall not be required to sell such Units to Nextera. At such time within the Applicable Period that the Executive breaches any provision of this Agreement or the Non-Solicitation Agreement, the Applicable Period shall immediately terminate. At the termination of the Applicable Period (either by way of the lapse of the applicable time period or the breach by the Executive of any provision of this Agreement or the Non-Solicitation Agreement) the terms of this Section 9 shall no longer apply to the Executive and the terms of Section
6.4 of the Nextera Operating Agreement or Section 4.4 of the Stockholders Agreement, as applicable, without reference to this Section 9, shall apply to the Executive except that the six month Repurchase Option Period shall be deemed to have begun on the termination of the Applicable Period. At such time as the business of Nextera is incorporated, provisions having the same effect as the provisions of this Section 9 concerning the Repurchase Option shall apply to any securities of the newly-incorporated entity issued to the Executive in exchange for his Units in Nextera, provided, however, that such Repurchase Option shall terminate upon a Qualified Initial Public Offering.

          10. GENERAL.

               (a) ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in the state where Executive performs substantially all of his duties in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court and the federal and state courts sitting in the state where Executive performs substantially all of his duties in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Executive for violation of any anti-discrimination law shall not exceed the maximum award to which the Executive could be entitled under the applicable (or most analogous) anti-discrimination or civil rights laws. In the event that any person or entity other than the Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to grant the prevailing party reasonable costs and expenses, including reasonable attorney's fees and the costs of the arbitration. This Section 10(a) shall be specifically enforceable. Notwithstanding the foregoing, this Section 10(a) shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this
Section 10(a).

               (b) INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements between the parties, whether oral or written, with respect to any related subject matter.

               (c) ASSIGNMENT: SUCCESSORS AND ASSIGNS, ETC. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party provided that the Company may assign its rights under this Agreement without the consent of the Executive in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity; provided such successor is the functional equivalent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

               (d) ENFORCEABILITY. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then that court shall have the power to alter such provision to make it enforceable to the fullest extent permitted by law. The remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

               (e) WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

               (f) NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Leadership Council, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

               (g) AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

               (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

          11. CONSENT TO JURISDICTION.

               (a) GOVERNING LAW. This contract shall be construed under and be governed in all respects by the laws of the state where the Executive performs substantially all of his duties, without giving effect to the conflict of laws principles of such state.

               (b) CONSENT TO JURISDICTION. To the extent that any court action is permitted consistent with or to enforce Section 10(a) of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts where the Executive performs substantially all of his duties. Accordingly, with respect to any such court action, each of the Executive, the Company and Nextera
(a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

          12. NEXTERA. By signing below, Nextera consents to this Agreement and the matters provided for herein and agrees that it, together with the Company, will be jointly and severally liable for all obligations of the Company hereunder. Following the Incorporation Transaction (as defined in that certain Share Exchange Agreement (the "Exchange Agreement") dated as of the date hereof by and among Nextera and the other individuals and parties thereto), all references herein to "Nextera" shall be deemed to include Newco (as defined in the Exchange Agreement) as the context requires, and all references herein to Principal Units or Nextera Class A Units shall be deemed to include Newco Class A Common Stock as the context requires.

          13. TERMINATION OF EMPLOYMENT WITH SIBSON & COMPANY, L.P. By signing below, the Executive hereby elects to terminate his employment with the Partnership as of the date hereof and the Partnership accepts such termination. All prior employment agreements, if any, between the Executive and the Partnership are superseded by this Agreement and as of the Effective Date are terminated and are null and void. Executive knowingly and voluntarily releases, acquits and forever discharges each of the Company, Nextera, the Partnership and the Partnership's affiliates, partners, predecessors, assigns, agents, directors, officers, employees and representatives, from any all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, arising out of or in any way related to the termination of the Executive's employment with the Partnership, including, without limitation, all prior employment agreements, if any, between the Executive and the Partnership.

          INTENDING TO BE LEGALLY BOUND by this Agreement and IN WITNESS THEREOF, the undersigned parties have executed this Agreement as of this 31st day of August, 1998.

                                             /s/ ROGER BROSSY
                                             ----------------------------
                                             ROGER BROSSY
                                             State of Residence:  California


ACCEPTED:

SC/NE, LLC, a Delaware limited liability company

By:  NEXTERA ENTERPRISES, L.L.C.
Its:  Sole Member

/s/ MICHAEL P. MULDOWNEY
---------------------------------
By: Michael P. Muldowney
Its: Chief Financial Officer

CONSENTED AND AGREED TO:

NEXTERA ENTERPRISES, L.L.C.

/s/ MICHAEL P. MULDOWNEY
---------------------------------
By: Michael P. Muldowney
Its: Chief Financial Officer

CONSENTED AND AGREED TO
FOR PURPOSES OF SECTION 13:

SIBSON & COMPANY, L.P.

By:  SIBSON & COMPANY, INC.
Its:  General Partner

/s/ DOUGLAS J. TORMEY
--------------------------------
By: Douglas J. Tormey
Its: Vice President